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Exhibit 21 - Subsidiaries of Registrant

         Unless otherwise indicated, Avatar owns, directly or through a subsidiary, all of the outstanding capital stock of each of the below listed active subsidiaries.

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Name                                                                            State of Incorporation
----                                                                            ----------------------
American Cablevision Services, Inc.                                                    Florida
Avatar at Presidential Estates, Inc.                                                   Florida
Avatar Properties Inc.                                                                 Florida
      Avatar Communities, Inc.                                                         Florida
                     Avatar Finance, Inc.                                              Delaware
      Avatar New Homes of Florida, Inc.                                                Florida
      Avatar Realty Inc.                                                               Delaware
              Avatar Condominium Management Inc.                                       Florida
                            Avatar Asset Management, Inc.                              Florida
              Avatar Development Corporation                                           Florida
                            Avatar Harbor Islands, Inc.                                Florida
                            Harbor Islands Realty, Inc.                                Florida
              Avatar Realty of Arizona, Inc.                                           Arizona
              Brookman-Fels Construction Management, Inc.                              Florida
              Dorten, Inc.                                                             Florida
              GACL, Inc. of California                                                 California
                             Mulholland Hills Associates                               California (1)
                             Optimum Environments Inc.                                 California
      Lee Investment Company, Inc.                                                     Florida
      Poinciana Golf and Racquet Club, Inc.                                            Florida
      Poinciana New Township, Inc.                                                     Florida
                             Avatar Poinciana, Inc.                                    Florida
      Prominent Title Insurance Agency, Inc.                                           Florida
      Rio Rico Properties Inc.                                                         Arizona
                             Avatar Homes of Arizona, Inc.                             Arizona
                             Bella Vista at Rio Rico Development Inc.                  Arizona
                             Rio Rico Golf and Country Club                            Arizona
                             Rio Rico Properties at Kino Springs, Inc.                 Arizona
                             Rio Rico Resort Hotel, Inc.                               Arizona
                             Rio Rico Realty, Inc.                                     Arizona
Avatar Retirement Communities, Inc.                                                    Delaware
      Solivita at Poinciana, Inc.                                                      Florida
                             Solivita at Poinciana Food and Beverage, Inc.             Florida
                             Solivita at Poinciana Golf Club, Inc.                     Florida
                             Solivita at Poinciana Recreation, Inc.                    Florida
      Solivita Realty, Inc.                                                            Florida
Avatar Utilities Inc.                                                                  Delaware (2)
      Avatar Utility Services, Inc.                                                    Florida
      Consolidated Water Company                                                       Delaware
Brookman-Fels Communities, Inc.                                                        Delaware
Rio Rico Utilities Inc.                                                                Arizona
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(1)      Partnership owned 99% by GACL, Inc. of California and 1% by Lee
         Investment Company, Inc.

(2) Avatar Utilities Inc. owns over 99% of the outstanding shares of common stock of Consolidated Water Company.